UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
_____________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2025

Allegiant Travel Company
(Exact name of registrant as specified in its charter)

Nevada	001-33166	20-4745737
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 North Town Center Drive
	Las Vegas, NV	89144
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:              (702) 851-7300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001	ALGT	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as in Rule 405 of the Securities Act of 1933 (Section 17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1    Registrant’s Business and Operations

Item 1.01    Entry into a Material Definitive Agreement.

On July 3, 2025, Allegiant Travel Company (the “Company”) and its Sunseeker subsidiaries entered into an Agreement of Purchase and Sale (the “Agreement”) with affiliates of Blackstone Real Estate Group for the sale of the Company’s Sunseeker Resort Charlotte Harbor, Aileron Golf Course and related properties in Southwest Florida. The Agreement provides for a sale price of $200,000,000 payable in cash at closing and is scheduled to close in September 2025 unless extended in accordance with the terms of the Agreement. The closing is subject to the satisfaction of customary closing conditions. The closing proceeds and purchase price are subject to various adjustments as specified in the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the definitive agreement, which the Company intends to file as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending September 30, 2025.

Section 2    Financial Information

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 1 and July 2, 2025, the Company, through wholly owned subsidiaries, borrowed $158.6 million under previously reported credit facilities secured by Boeing 737-MAX aircraft. The loans provide for floating interest rates and quarterly payments over terms of 12 years. Approximately $151 million in loan commitments remain available to the Company under these previously disclosed aircraft loan facilities. The loan proceeds will be used to finance scheduled aircraft deliveries, prepay other outstanding debt during third quarter 2025 and for other general corporate purposes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Allegiant Travel Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2025	ALLEGIANT TRAVEL COMPANY

	By:	/s/ Robert Neal
	Name:	Robert Neal
	Title:	Executive Vice President, Chief Financial Officer